UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Waste Connections, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2023

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer

On April 24, 2023, Waste Connections, Inc. (the “Company”) announced the departure of Worthing F. Jackman from his role as President and Chief Executive Officer of the Company, effective April 23, 2023. Mr. Jackman has also stepped down from his role as a member of the Board of Directors (the “Board”) of the Company. For purposes of Section 3 of Mr. Jackman’s letter agreement, dated July 25, 2019 (as amended, the “Jackman Letter Agreement”), and Section 7 of the related Separation Benefits Plan as amended and restated July 26, 2022 (the “Plan”), Mr. Jackman’s departure qualifies as a termination without cause.

Mr. Jackman’s departure as President, Chief Executive Officer and as a Director of the Company was not due to any matter relating to compliance with the Company’s operations, policies (including financial or accounting) or practices. Furthermore, his departure as a Director was not due to any disagreement with the Company.

Mr. Jackman is no longer a nominee for election as a director at the Annual Meeting of Shareholders to be held on May 19, 2023. Shareholders who have submitted proxies do not need to resubmit their proxy, unless they wish to revoke it. Shareholders who have not yet submitted their proxy may continue to use the same form of proxy that was delivered with the Company’s Definitive Proxy Statement for the 2023 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 6, 2023 (or made available on the internet), in accordance with the instructions in the proxy statement. The proxy holders will vote the shares as instructed by the shareholder with respect to the existing nominees other than votes with respect to Mr. Jackman, which will be disregarded.

Appointment of President and Chief Executive Officer

The Company also announced that, concurrent with Mr. Jackman’s departure, Ronald J. Mittelstaedt, the Company’s Executive Chairman, succeeded Mr. Jackman as the Company’s President and Chief Executive Officer. Mr. Mittelstaedt, age 59, is the Company’s founder and served as the Company’s Chief Executive Officer from 1997 until July 2019, when he transitioned to the position of Executive Chairman.

Information regarding Mr. Mittelstaedt’s business experience is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the U.S. Securities and Exchange Commission and the Canadian securities regulators. There are no arrangements or understandings between Mr. Mittelstaedt and any other person pursuant to which he was selected as President and Chief Executive Officer. There are also no family relationships between Mr. Mittelstaedt and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Mittelstaedt that are reportable pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements

Under the Plan, certain executives of the Company may become eligible to receive certain severance and change in control benefits. An executive is eligible for the benefits provided under the Plan only if (i) the Compensation Committee designates the executive as a participant in the Plan, and (ii) Waste Connections US, Inc. and the executive enter into a letter agreement confirming the executive’s eligibility for, and participation in, the Plan. The benefits under the Plan are only available to the eligible executives in the event the executive’s employment with Waste Connections US, Inc. is involuntarily terminated, except in certain limited circumstances.

On April 23, 2023, Waste Connections US, Inc. entered into a Separation Agreement and General Release with Mr. Jackman (the “Separation Agreement”), pursuant to which Mr. Jackman will receive the amounts payable under the Jackman Letter Agreement and the Plan in connection with his departure. In addition, in connection with his departure, Mr. Jackman agreed to extend the period of his non-competition and non-solicitation obligations from one year to three years in exchange for the Company’s agreement to provide him cash payments equal to the value of the additional shares he would have received had he remained employed through the dates on which each of his three outstanding performance share unit awards are settled if any of those awards is settled for an amount of shares in excess of the target amount of shares he will receive for those awards under the Separation Agreement. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

On April 23, 2023, Waste Connections US, Inc. entered into a new letter agreement under the Plan with Ronald J. Mittelstaedt (the “Mittelstaedt Letter Agreement”), pursuant to which Mr. Mittelstaedt’s salary will be $1,100,000, with a target annual bonus of 150% of his base salary. He will be eligible for equity awards on such terms and to such levels of participation as the Board or the Compensation Committee considers appropriate, provided that the target equity awards are expected to be equal in value to 380% of his base salary. The foregoing description of the Mittelstaedt Letter Agreement is qualified in its entirety by reference to the full text of the Mittelstaedt Letter Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which can be found as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, which was previously filed with the Securities and Exchange Commission on August 31, 2018.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the departure of Mr. Jackman and the appointment of Mr. Mittelstaedt is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Upon the appointment of Mr. Mittelstaedt to the office of President and Chief Executive Officer, he stepped down from his role as Executive Chairman. At that time, Michael W. Harlan, the Company’s lead independent director, assumed the role of non-executive Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement and General Release by and between Waste Connections US, Inc. and Worthing F. Jackman, effective April 23, 2023.

10.2	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Ronald J. Mittelstaedt, effective April 23, 2023.

99.1	Press Release, dated April 24, 2023, issued by Waste Connections, Inc.

104	The cover page of Waste Connections, Inc. Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: April 24, 2023	BY:	/s/ Patrick J. Shea
Patrick J. Shea
Executive Vice President, General Counsel and Secretary